Exhibit 10.3H

December 31, 2013

Advanced Drainage Systems, Inc.

4640 Trueman Blvd.

Hilliard, OH 43026

Re:	Amendment No. 7 to Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Private Shelf Agreement, dated as of September 24, 2010, as amended by that certain Amendment No. 1 to Amended and Restated Private Shelf Agreement dated December 12, 2011, Limited Waiver and Amendment No. 2 to Amended and Restated Private Shelf Agreement dated March 9, 2012, Amendment No. 3 to Amended and Restated Private Shelf Agreement dated March 30, 2012, Amendment No. 4 to Amended and Restated Private Shelf Agreement dated April 26, 2013, Amendment No. 5 to Amended and Restated Private Shelf Agreement dated June 12, 2013, including the Supplement thereto dated June 24, 2013, and Amendment No. 6 to Amended and Restated Private Shelf Agreement dated September 23, 2013 (as so amended, the “Note Agreement”), between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”) and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested amendments to the Note Agreement as set forth below and Prudential and the holders of the Notes executing this letter are willing to agree to such amendments on the terms and conditions set forth herein. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendments. From and after the Effective Date (as defined in Section 3 hereof) the parties hereto agree that the Note Agreement is amended as follows:

1.1. Paragraph 10B is hereby amended by inserting or amending and restating, as the case may be, the following definitions:

“Consolidated EBITDAE” for any period of determination shall mean, without duplication, (i) net income, plus, to the extent reducing net income, the sum, of amounts for (a) consolidated interest expense, (b) charges for federal, state, local and foreign income taxes, (c) total depreciation expense, (d) total amortization expense, (e) costs and expenses incurred in connection with the Amendment No. 5 Transactions in an aggregate amount not to exceed $2,100,000, (f) non-cash charges reducing net income for such period, (g) ESOP Compensation, (h) ESOP Dividends on Unallocated Shares, and (i) non-cash compensation related to stock options and restricted stock, minus (ii) non-cash gains increasing net income, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

For purposes of calculating Consolidated EBITDAE (x) with respect to a business acquired by the Transaction Parties or Subsidiaries thereof pursuant to a Permitted Acquisition, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on a basis consistent with Article 11 or Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission), using historical numbers of any business so acquired, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (y) with respect to a business or assets liquidated, sold or disposed of by the Transaction Parties or Subsidiaries pursuant to paragraph 6H, Consolidated EBITDAE shall be calculated on a pro forma basis (determined on the basis stated above), using historical numbers of any business or assets so liquidated, sold or disposed of, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.”

“ESOP Dividends on Unallocated Shares” shall mean the Capital Distributions made by the Company in January, 2014 with respect to the shares of stock of the Company held by the ESOP which have not been allocated to the ESOP accounts of employees of the Company and its Subsidiaries, which Capital Distributions shall not exceed $22,624,300 in the aggregate.”

“Fixed Charges” shall mean for any period of determination the sum of (i) cash interest expense, plus (ii) scheduled principal payments on Indebtedness, plus (iii) such portion of Capital Distributions pursuant to the ESOP exceeding $10,000,000 during any fiscal year (excluding the Capital Distributions with respect to the ESOP Dividends on Unallocated Shares), in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.”

SECTION 2. Representations and Warranties. The Company represents and warrants to Prudential and each holder of a Note that (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, (ii) this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, (iii) the Company and each Guarantor has obtained all authorizations, consents, and approval necessary for the execution, delivery and performance of this letter agreement and such authorizations, consents and approval are in full force and effect, (iv) Since March 31, 2013, no Material Adverse Effect shall have occurred with respect to the Company or any of the Guarantors and (v) after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date and except that the representation and warranty set forth in: (1) paragraph 8D shall be interpreted to be addressing only the Company and its Material Subsidiaries, (2) paragraph 8F shall be interpreted to be addressing only the Company and its Material Subsidiaries and (3) paragraph 8Q shall be interpreted to be addressing only the Company and the Guarantors, (b) no Event of Default or Default exists and (c) neither the Company nor any Subsidiary has paid or agreed to pay, and the Company and its Subsidiaries will not pay or agree to pay, any other fees or other consideration to the Bank Agent, any Bank or any lender under the Mexicana Credit Agreement (other than the legal fees paid to counsel for the Banks, Bank Agent and such lenders) for or with respect to the amendments or waivers to the Credit Agreement or the Mexicana Credit Agreement referred to in Section 3.2 below.

SECTION 3. Conditions Precedent. The amendments in Section 1 of this letter agreement shall become effective on the date (the “Effective Date”) that each of the following conditions has been satisfied:

3.1. Documents. Prudential and each holder of a Note shall have received counterparts of this letter agreement executed by Prudential, the Required Holders, the Company and each Guarantor.

3.2. Credit Agreement and Mexicana Credit Agreement. Prudential and each holder of a Note shall have received an executed copy of an amendment to each of the Credit Agreement and the Mexicana Credit Agreement in form and substance consistent with the terms set forth herein and satisfactory to Prudential and the Required Holders.

3.3 Representations. All statements set forth in Section 2 shall be true and correct as of the Effective Date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

3.4. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to Prudential and each holder of a Note and its counsel, and Prudential and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 4. Reference to and Effect on Note Agreement; Ratification of Note Agreement. Upon the effectiveness of the amendments to the Note Agreement made in this letter agreement, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of a Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or Note at any time. Nothing contained in this letter agreement shall be construed as a course of dealing or other implication that Prudential and any holder of a Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement or any Note in the future, whether or not under similar circumstances.

SECTION 5. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of a Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder of a Note in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of Company under this Section 5 shall survive transfer by any holder of a Note of any Note and payment of any Note.

SECTION 6. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 7. Reaffirmation. Each Guarantor hereby consents to the foregoing amendment to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendment. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendment, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement or any of the Shelf Notes, as the same are amended by this letter agreement.

SECTION 8. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Very Truly Yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ David Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ David Quackenbush
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ David Quackenbush
Vice President

AMENDMENT NO. 7 TO AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

Accepted and Agreed:

COMPANY:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

GUARANTORS:

STORMTECH LLC

By:	/s/ Mark B. Sturgeon
Name:	Mark B. Sturgeon
Title:	Secretary and Treasurer

AMENDMENT NO. 7 TO AMENDED AND RESTATED PRIVATE SHELF AGREEMENT